UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2008
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 1.01. Entry into a Material Definitive Agreement.
          Effective as of November 3, 2008, Lakes Entertainment, Inc. (“Lakes”) entered into an Auction Rate Securities Rights agreement (“Agreement”) with UBS Financial Services Inc (“UBS”). The Agreement grants Lakes the right to sell its auction rate securities (“ARS”) at par value to UBS at any time during the period of June 30, 2010, through July 2, 2012. UBS will continue to provide Lakes with a “no net cost” loan equal to 75% of the par value of the ARS until June 30, 2010. As a result of entering into the Agreement, Lakes released UBS from all claims except consequential damages directly or indirectly relating to UBS’s marketing and sale of ARS, and agreed not to serve as a class representative or receive benefits under any class action settlement or investor fund.
          A copy of the Company’s material agreement is attached as an exhibit to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibit
10.1	Auction Rate Securities Rights agreement dated October 20, 2008, effective November 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: November 7, 2008	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer